Ascent Industries Promotes New Executive Management Team

Ascent Chemicals President Bryan Kitchen and Ascent Chemicals VP of FP&A Ryan Kavalauskas Tapped as Ascent’s New CEO and CFO, Respectively

New Executives Poised to Continue Positioning Ascent to Capitalize on Profitable Long-Term Growth Opportunities in the Specialty Chemicals Industry

Oak Brook, Illinois, February 14, 2024 – Ascent Industries Co. (Nasdaq: ACNT) (“Ascent” or the “Company”), an industrials company focused on the production and distribution of specialty chemicals and industrial tubular products, has announced the promotion of Ascent Chemicals’ President J. Bryan Kitchen to Ascent’s CEO and Ascent Chemicals’ Vice President of Financial Planning and Analysis Ryan Kavalauskas to Ascent’s CFO. Mr. Kitchen succeeds President and CEO Chris Hutter, who will remain on the Company’s board of directors. Mr. Kavalauskas succeeds CFO Bill Steckel, who will be leaving the Company to pursue other opportunities.

“As we continue to make progress towards our long-term strategic goals for Ascent, I’m pleased to announce the promotions of Bryan and Ryan to lead the Company,” said Ascent’s Executive Chairman Ben Rosenzweig. “Since taking the helm of Ascent Chemicals last year, Bryan has made notable progress improving the operational performance of the business, with Ryan recently playing an integral role leading all financial planning and analysis across the organization. We are excited by the opportunities to continue profitably scaling our specialty chemicals business, and we are eager to have two proven industry leaders drive our Company forward.

“I’d also like to thank Chris and Bill for their contributions to Ascent. Chris was instrumental in the early innings of our transformation strategy and has done an exceptional job positioning the Company for long-term success, including the most recent value-maximizing sale of Specialty Pipe and Tube for $55 million. We look forward to continue having his strategic input as a board member and his support as a major shareholder. Bill played a key role over the past year implementing the necessary financial controls to drive long-term profitability, and we wish him the best of luck in his future endeavors.”

Mr. Kitchen served as president of Ascent Chemicals since September 2023 and has nearly two decades of senior leadership experience in the chemicals industry. He previously served in executive and leadership roles for notable companies, such as Clearon Corp., Xingfa USA, and The Dow Chemical Company (NYSE: DOW).

Mr. Kavalauskas served as vice president of financial planning and analysis for Ascent Chemicals. Prior to Ascent, he was the CFO and Treasurer of Clearon Corp., serving alongside Mr. Kitchen, who was president, CEO and chairman at the time. Mr. Kavalauskas also led the FP&A and treasury activities for Advancion Chemical Company, a carve-out from Dow that was also led by Mr. Kitchen during his tenure.

About Ascent Industries Co.
Ascent Industries Co. (Nasdaq: ACNT) is a company that engages in a number of diverse business activities including the production of stainless steel pipe and tubing and the production of specialty chemicals. For more information about Ascent, please visit its website at www.ascentco.com.

Forward-Looking Statements
This press release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. All statements that are not historical facts are forward-looking statements. Forward looking statements can be identified through the use of words such as "estimate," "project," "intend," "expect," "believe," "should," "anticipate," "hope," "optimistic," "plan," "outlook," "should," "could," "may" and similar expressions. The forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from historical results or those anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements and to review the risks as set forth in more detail in Ascent Industries Co.’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K, which filings are available from the SEC or on our website. Ascent Industries Co. assumes no obligation to update any forward-looking information included in this release.

Company Contact
Ryan Kavalauskas
Chief Financial Officer
1-630-884-9181

Investor Relations
Cody Slach and Cody Cree
Gateway Group, Inc.
1-949-574-3860
ACNT@gateway-grp.com

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